1 NewtekOne, Inc. Closes $154,320,000 Alternative Business Loan Backed Securitization Boca Raton, FL July 23, 2024 - NewtekOne, Inc. (the “Company”) (NASDAQ: NEWT), announced today that its joint venture, Newtek-TSO II Conventional Credit Partners, LP (“Newtek- TSO”), has closed a securitization backed by alternative business loans, selling $137,170,000 of Class A Notes and $17,150,000 of Class B Notes (collectively, the “Notes”) issued by NALP Business Loan Trust 2024-1. The Notes are backed by $190,520,000 of collateral, consisting of $159,770,000 of Company originated alternative loan program (“ALP”) loans and $30,750,000 prefunding account to acquire additional ALP loans originated by the Company in May 2024. The Class A and Class B Notes received Morningstar DBRS ratings of “A (sf)” and “BBB (high) (sf)”, respectively. The Notes had an 81.0% advance rate. Newtek-TSO received in excess of $370 million in requests for approximately $154 million of Notes. The Class A Notes were priced at a yield of 6.585%, and the Class B Notes were priced at a yield of 7.835%, for a combined weighted average yield of 6.724% on the Notes. This securitization transaction represents the second term asset-backed securitization closed by a Company joint venture and secured by ALP loans - loans which do not conform to the requirements of the Small Business Administration (“SBA”) 7(a) loan program. Historically, the Company has issued fifteen rated securitizations, two of which were with joint ventures and backed by ALP loans. All of the Company’s prior securitizations have maintained their investment-grade ratings or been upgraded. For additional detail on this alternative business loan backed securitization, please use the following link NALP Business Loan Trust 2024-1. The majority of the ALP loans in the collateral pool were underwritten by the Company as business loans where the business must be the primary source of repayment of principal and interest is based on historical or projected cash flows of the borrowers. In addition, under the Company’s ALP, all loans have multiple personal guarantees of any 20% or greater equity owner of the borrower. Moreover, ALP loans are secured by all business assets of the borrower, including any owner-occupied commercial real estate ("CRE”), accounts receivable and inventory, machinery and equipment, personal residential real estate (“RRE”), and other assets such as enterprise value of the primary business, and potentially secondary and tertiary businesses. Although ALP loans are non-conforming to traditional SBA 7(a) loans, they bear similar characteristics (loan amortization terms, personal guarantee requirement and guarantors’ credit score, borrower’s time in business, etc.) and are underwritten by the Company in a manner consistent with the Company’s SBA 7(a) loans. The reasons ALP loans do not conform to the

2 SBA 7(a) program are primarily related to, among other things, loan size and the fact that the borrower or borrowers may be more liquid than in a typical SBA 7(a) loan and/or would fail the SBA 7(a) credit elsewhere test. In some cases, ALP borrowers opt for an ALP loan due to a preference in interest rate structure (ALP loans are fixed for 5 years, floored at the original rate, but adjusted every 5 years to a spread over the 5-year treasury) versus the variable interest rate structure in an SBA 7(a) loan. Barry Sloane, Chairman, President, and Chief Executive Officer commented, “We couldn't be more pleased with the outcome achieved, with the assistance of our underwriters from Deutsche Bank and Capital One Bank, in our second securitization of ALP loans. It is our intent to continue to issue these Company originated ALP loan backed securitizations out of our joint ventures. We expect the ALP to be one of our key performance metrics going forward relative to the Company’s earnings growth and profitability, leveraging our existing deal flow, software, personnel, operational infrastructure and securitization expertise. Due to the fact that these ALP loans currently average $5 million in size and our average SBA 7(a) loan size is $500,000, 100 ALP loan units can create $500 million of loan volume. Originating loans in the ALP allows us to provide a product that best fits our client and maximize the ability of our referral system, which generates multiple lending opportunities that may not fit the criteria of SBA 7(a), SBA 504, and conventional bank loan underwriting. In addition, we have many borrowers that have liquidity needs up to $15 million, would fail the credit tests for the traditional SBA 7(a) loan program, appreciate the benefits of a 10 to 25-year amortizing loan for their business, without balloon payments or typical and traditional bank loan covenants, and are willing to pay higher interest rates and offer personal guarantees, including, in many instances, liens on personal assets to provide collateral enhancement to the credit.” Mr. Sloane continued, “The weighted-average coupon of the collateral pool is expected to be approximately 12.68% following the end of the prefunding period, plus the servicing fee of 100 basis points to the Company, provides the NALP Business Loan Trust 2024-1 with approximately 11.68% of net weighted-average yield on its assets. The weighted average yield to investors in the Notes was 6.724%. There is approximately a 500 basis point margin on loan coupon to support bond holder yield. We welcome investors and industry analysts to review these metrics and see how attractive the return on equity is by originating these ALP loans and issuing these securitization notes. Even with the benefit of recent tightening of spreads and yields, we believe the ALP can provide 20% to 30% returns on equity to the Company. We anticipate that in the calendar year 2024, we will have the capability to originate in excess of 2,000 loans to unique borrowers across all loan types. We also believe we are positioned to originate ALP loans beyond the projected loan volumes for 2024 and 2025, as our pipeline indicates tremendous demand for these types of loans due to the low monthly payments and the flexibility, we give borrowers. We are very pleased with the execution of this second ALP securitization, with 11 institutions purchasing the “A (sf)” rated Class A Notes and three institutions

3 acquiring the and “BBB (high) (sf)” rated Class Notes, which we believe demonstrates that we have built and continue to build a loyal investor base through the securitization of these ALP backed securitization notes that we began issuing in 2021. Since 2019, when we launched the ALP, we have only experienced three defaults of ALP loans and have not experienced a single ALP loan charge off to- date. While we do not expect zero charge offs to continue, we expect that the loss rates in the ALP will be materially lower than the loss rates we have experienced in the SBA 7(a) program, based on the quality of ALP loans being materially higher, with higher liquidity in the business and the borrower, coupled with the businesses being substantially larger and with stronger guarantors. We look forward to demonstrating the value of the ALP to equity and asset-backed investors on a going-forward basis. Since 2010, the Company has completed 15 rated securitizations (including two with its joint venture partners) and has built and continues to build a loyal institutional investor base that includes some of the largest money managers, insurance companies, and financial institutions in the world. We are proud of our track record and believe we are a premiere originator of business loans to independent business owners in all 50 states, using all forms of financings and deal structures to achieve our goals and those of our customers and provide funding to this large, underserved, valuable business community. Becoming a bank holding company and owning a nationally chartered bank enables us to diversify and reduce our financing costs and provide value to our investors and clients, which is part of our emerging and unfolding strategy.” About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

4 Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences and are subject to change, possibly materially. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in the Company's filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec- filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward- looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com